Exhibit 10.48

AGREEMENT

among

FIFE ENERGY LIMITED

THE GOVERNOR AND

COMPANY OF THE BANK OF

SCOTLAND

and

EL PASO ENERGY

INTERNATIONAL COMPANY

AGREEMENT AMONG

(1)	FIFE ENERGY LIMITED a Scottish limited company incorporated under the Companies Acts (Company Number 137656) having its registered office at Westfield Development Centre, Cardenden, Fife KY5 0HD (the “Company”);

(2)	THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND having its head office at The Mound, Edinburgh (the “Bank”) and

(3)	EL PASO ENERGY INTERNATIONAL COMPANY a Delaware limited liability company having its principal place of business at 1001 Louisiana Street, Houston, Texas 77002, USA (“El Paso Energy”) for itself and as trustee for any member of the EL Paso Group (“El Paso”)

WHEREAS the Company has granted or is about to grant:-

(1)	in favour of the Bank:-

(a)	a pledge of shares (the “Bank’s Share Pledge”) over the Shares (as hereinafter defined) dated 10 January 1997 and delivered to the Registrar of Companies for registration on 24 January 1997;

(b)	a floating charge (the “Bank’s Floating Charge”) dated 10 January 1997 and delivered to the Registrar of Companies for registration on 22 January 1997;

(2)	in favour of El Paso:-

(a)	a standard security (the “El Paso Standard Security”) over the Property and to be registered in the Land Register of Scotland;

(b)	a floating charge (the “El Paso Floating Charge”) dated of even date with the Company’s execution hereof and to be delivered to the Registrar of Companies for registration;

AND WHEREAS the parties have resolved to enter into this agreement to regulate the ranking of the Securities (as hereinafter defined) in relation to each other but for no other purpose;

THEREFORE the parties have agreed and do hereby agree as follows:-

1.	THE parties consent to the grant by the Company of the Securities.

2.	THE Securities shall rank in the following order of priority:-

FIRST	the Bank’s Share Pledge in respect of all sums secured thereby and the El Paso Standard Security in respect of all sums secured thereby;

SECOND	the Bank’s Floating Charge in respect of all sums secured thereby to the extent that such charge extends to the Shares and the El Paso Floating Charge in respect of all sums secured thereby to the extent that such charge extends to any assets of the Company other than the Shares;

THIRD	the El Paso Floating Charge in respect of all sums secured thereby;

FOURTH	the Bank’s Floating Charge in respect of all sums secured;

and that notwithstanding the dates on which the Securities are registered or the terms of the Securities or the terms of any instruments of alteration dated prior to this agreement affecting any of the Securities.

3.	THE parties agree that in determining the amounts to be distributed in terms of the El Paso Floating Charge and/or the Bank’s Floating Charge (but excluding the Bank’s Share Pledge and the El Paso Standard Security) each of El Paso and the Bank shall bear a proportion of the sums due to preferential creditors pursuant to Section 386 of the Insolvency Act 1986, which proportion, in the case of the Bank shall be the amount that the sale proceeds in respect of the Shares bears to the aggregate sale proceeds relating to the whole of the property and assets of the Company and, in the case of El Paso, shall be the amount that the sale proceeds in respect of the property and assets of the Company other than the Shares bears to the aggregate sale proceeds relating to the whole of the property and assets of the Company.

4.	THE above provisions as to ranking shall be valid and effective, and the Securities shall be given effect subject to the above provisions as to ranking, all irrespective of the date or dates on which sums due or becoming due to the Bank or El Paso Energy or any member of the El Paso Group have or shall become due, and irrespective of fluctuations in such sums.

5.	ANY present or future standard security, floating charge or other charge granted by the Company to either the Bank or El Paso (other than the Securities) shall (unless otherwise agreed in writing between the Bank and El Paso) not prejudice the above provisions as to ranking notwithstanding any provision contained in any of the Securities or any such future charge or any rule to the contrary.

6.	El Paso undertakes that while the Bank’s Share Pledge and/or the Bank’s Floating Charge is in force:-

(a)	it will not without the prior written consent of the Bank, enforce the El Paso Floating Charge in respect of the Shares, except upon the date of a petition being presented to the court under Section 9 of the Insolvency Act 1986 for the making of an administration order in relation to the Company under Section 8 of that Act; and

(b)	if El Paso receives any money or other benefit on an enforcement of the El Paso Floating Charge as it relates to the Shares, it shall account for the same to the Bank as holder of the Bank’s Floating Charge over such Shares.

7.	THE Bank undertakes that while the El Paso Standard Security and/or the El Paso Floating Charge is in force:-

(a)	it will not without the prior written consent of El Paso enforce the Bank’s Floating Charge in respect of any of the Company’s assets other than the Shares, except upon the date of the petition being presented to the court under Section 9 of the Insolvency Act 1986 for the making of an administration order in relation to the Company under Section 8 of that Act; and

(b)	if the Bank receives any money or other benefit on an enforcement of the El Paso Floating Charge insofar as it relates to assets of the Company other than the Shares it shall account for the same to El Paso as holder of the El Paso Floating Charge over such assets.

8.	THE Bank and El Paso agree not to present any petition to the court for an administration order in respect of the Company

9.	IN so far as it may be necessary to give effect to the provisions of this agreement the Securities are hereby varied and this agreement shall be deemed to be an instrument of alteration in terms of section 466 of the Companies Act 1985.

10.	IN the event of this agreement being regarded by a receiver or liquidator of the Company as failing to bind him in the distribution of the proceeds of sale of the assets of the Company and in so far as the refusal of the receiver or liquidator to be bound by this agreement shall cause prejudice to the Bank or El Paso, the Bank and El Paso will compensate each other to the extent to which the other may be prejudiced as a result.

11.	IN this agreement:-

(A)	“El Paso Group” shall mean any company in which El Paso directly or indirectly holds 50% or more of the issued equity share capital;

(B)	the “Property” shall mean the areas of ground at Westfield Development Centre, Cardenden, Fife registered in the Land Register of Scotland under Title Number FFE005984 as more particularly described in the El Paso Standard Security;

(C)	the “Shares” shall mean the entire issued share capital of Fife Limited;

(D)	the “Securities” shall mean the Bank’s Share Pledge, the Bank’s Standard Security, the Bank’s Floating Charge, the El Paso Standard Security and the El Paso Floating Charge;

(E)	the singular shall include the plural and vice versa.

12.	These presents shall be governed by and construed in accordance with the law of Scotland.

IN WITNESS WHEREOF this agreement is executed as follows:-

It is subscribed for and on behalf of the Company at Edinburgh on the 25th day of September 1998 by one of its directors in the presence of this witness:

Witness:	S. Scott Wilson	/s/ Illegible
Full name:	Stephen Scott Wilson	Director
Address:	242 West George St.
Glasgow

It is subscribed by an authorised signatory of and on behalf of the Bank conform to Power of Attorney dated all at Edinburgh on day of 1998 before this witness:-

Witness:
Full name:	Authorised signatory
Address:

It is subscribed for and on behalf of the El Paso at Edinburgh on the 25th day of September 1998 by an authorised signatory in the presence of this witness:

Witness:	Ian H Riach	/s/ Illegible
Full name:	Ian Hamish Riach	Authorised signatory
Address:	3 Glenfinlas Street,
Edinburgh